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                                  Exhibit 21.1

                     NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

                                                       STATE/COUNTRY OF
                                                   INCORPORATION/FORMATION
                                                   -----------------------
1.    Fortress Realty Holdings, Inc.               Ontario
2.    Commercial Asset Holdings LLC                Delaware
3.    Fortress CBO Investments I Corp.             Delaware
4.    Fortress CBO Holdings I Inc.                 Delaware
5.    Newcastle CDO I Corp.                        Delaware
6.    Fortress CBO Investments I, Ltd.             Cayman Islands
7.    Newcastle CDO I, Ltd.                        Cayman Islands
8.    Fortress Asset Trust                         Delaware
9.    LIV Holdings LLC                             Delaware
10.   Monterrey Belgium S.A.                       Belgium
11.   Monterrey B.V.                               Netherlands
12.   Karl S.A.                                    Belgium
13.   Steinhage B.V.                               Netherlands
14.   Alfa Invest s.p.r.l.                         Belgium
15.   NIC Holdings I LLC                           Delaware
16.   Newcastle CDO Holdings LLC                   Delaware
17.   Fortress Finance (Belgium) s.p.r.l.          Belgium
18.   Newcastle CDO II Holdings LLC                Delaware
19.   Newcastle CDO II, Ltd.                       Cayman Islands
20.   Impac Commercial Holdings, Inc.              Maryland
21.   Impac Commercial Assets Corporation          California
22.   Impac Commercial Capital Corporation         California
23.   Newcastle CDO II Corp.                       Delaware
24.   NIC TRS Holdings, Inc.                       Delaware
25.   Newcastle CDO III Holdings LLC               Delaware
26.   Newcastle CDO III, Ltd.                      Cayman Islands
27.   Newcastle CDO III Corp.                      Delaware
28.   NIC GCMRepo LLC                              Delaware
29.   NIC DBRepo LLC                               Delaware
30.   NIC NK LLC                                   Delaware
31.   DBNC Peach Holding LLC                       Delaware
32.   DBNC Peach LLC                               Delaware
33.   DBNC Peach I Trust LLC                       Delaware
34.   DBNCF Circle LLC                             Delaware
35.   DBNCH Circle LLC                             Delaware
36.   NC Circle Holdings LLC                       Delaware
37.   NC Circle Holdings II LLC                    Delaware
38.   Newcastle CDO IV Corp.                       Delaware
39.   Newcastle CDO IV Holdings LLC                Delaware
40.   Newcastle CDO IV, Ltd.                       Cayman Islands
41.   Newcastle CDO V Corp.                        Delaware

                                  Exhibit 21.1

                     NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

                                                       STATE/COUNTRY OF
                                                   INCORPORATION/FORMATION
                                                   -----------------------
42.   Newcastle CDO V Holdings LLC                 Delaware
43.   Newcastle CDO V, Ltd.                        Cayman Islands
44.   Newcastle Mortgage Securities LLC            Delaware
45.   Newcastle Mortgage Securities Trust 2004-1   Delaware
46.   Newcastle 2005-1 Asset-Backed Note LLC       Delaware
47.   NIC BR LLC                                   Delaware
48.   NIC CNL LLC                                  Delaware
49.   NIC CSR LLC                                  Delaware
50.   NIC GS LLC                                   Delaware
51.   NIC GSE LLC                                  Delaware
52.   NIC CR LLC                                   Delaware